Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of AIR Holdings Limited of our report dated March 27, 2026 relating to the financial statements of AIR Holdings Limited, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Limited Partnership Dubai Branch

Dubai, United Arab Emirates
April 14, 2026